UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________________________________________

JAGUAR MINING INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	98-6396253
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

125 North State Street Concord, New Hampshire, 03301
(Address of Principal Executive Offices, including  Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be Registered:
Common Shares, no par value	NYSE
Rights	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

On July 23, 2007, the Registrant's common shares and associated rights were listed on the NYSE Arca and registered under the Securities Exchange Act of 1934, as amended.  The Registrant intends to delist its common shares and associated rights from the NYSE Arca so it can list such securities on the NYSE.  As part of that process, the Registrant is required to file a Form 25 and a corresponding Form 8-A.

Item 1. Description of Registrant’s Securities to be Registered

Common Shares: For a description of the common shares registered hereunder, reference is made to the information set forth under the heading “Description of Capital Structure" in Jaguar's Annual Information Form attached as Exhibit 99.4 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 24, 2009 and incorporated by reference herein.

Rights: For a description of the rights registered hereunder, reference is made to the information set forth under the heading “Summary of Shareholder Rights Plan" in Exhibit A to the Registrant's Management Information Circular dated April 12, 2007, included as document 68 of the Registrant's Registration Statement on Form 40-F filed with the SEC on June 18, 2007 and incorporated by reference herein.

Item 2. Exhibits

Exhibit	Description

1.1	Articles of Incorporation of the Registrant (filed as Exhibit 99.1 to the Registrant's Report on Form 6-K filed with the SEC on February 6, 2008 and incorporated by reference herein)

1.2
Amended and Restated By-Laws of the Registrant (filed as Exhibit A to the Registrant's Management Information Circular which was filed as Exhibit 99.1 to its Form 6-K filed with the SEC on April 15, 2009 and incorporated by reference herein)

1.3	Shareholders Rights Plan (filed as Exhibit 99.3 to the Registrant's Report on Form 6-K filed with the SEC on February 6, 2008 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JAGUAR MINING INC.

By:	/s/ Robert J. Lloyd
Name: Robert J. Lloyd
Title: Secretary

Date:  July 1, 2009

EXHIBIT INDEX

Exhibit	Description

1.1	Articles of Incorporation of the Registrant (filed as Exhibit 99.1 to the Registrant's Report on Form 6-K filed with the SEC on February 6, 2008 and incorporated by reference herein)

1.2
Amended and Restated By-Laws of the Registrant (filed as Exhibit A to the Registrant's Management Information Circular which was filed as Exhibit 99.1 to its Form 6-K filed with the SEC on April 15, 2009 and incorporated by reference herein)

1.3	Shareholders Rights Plan (filed as Exhibit 99.3 to the Registrant's Report on Form 6-K filed with the SEC on February 6, 2008 and incorporated by reference herein)